Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2013 Results from Continuing Operations

– First-Quarter Sales of $291.2 Million –

– First-Quarter GAAP Earnings per Share of $0.53 and Non-GAAP Earnings per Share of $0.69 –

– Updates 2013 Sales Guidance; Reaffirms 2013 EPS Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 1, 2013--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2013. For the quarter, net sales from continuing operations were $291.2 million, an increase of 1.8% from $286.0 million in the first quarter of 2012. Foreign currency translation reduced the reported sales by 1.0%. On a segment basis, sales increased in the Preclinical Services (PCS) segment, but declined slightly in the Research Models and Services (RMS) segment.

On a GAAP basis, net income from continuing operations for the first quarter of 2013 was $25.9 million, or $0.53 per diluted share, compared to $26.5 million, or $0.54 per diluted share, for the first quarter of 2012.

On a non-GAAP basis, net income from continuing operations was $33.2 million for the first quarter of 2013, a decline of 2.0% from $33.9 million for the same period in 2012. First-quarter diluted earnings per share on a non-GAAP basis were $0.69, a decrease of 1.4% compared to $0.70 per share in the first quarter of 2012. Lower operating income in the RMS segment was the primary driver of the decline.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our first-quarter operating results were affected by restrained spending on research models and associated services, primarily by large biopharmaceutical clients. We believe the slower than expected spending at the beginning of the year was principally due to these clients’ budget prioritization and the continued rationalization of their early-stage infrastructures and pipelines. As our clients further endeavor to enhance the efficiency of their research and development efforts, they are increasingly seeking more flexible outsourcing solutions for their essential, early-stage services. As the in vivo biology partner of choice, Charles River is uniquely positioned to benefit from this inflection point in biopharmaceutical outsourcing. We believe this outsourcing trend, coupled with our continued market share gains, was evident in the first-quarter performance of our Preclinical Services segment, which reported 6% constant-currency sales growth.”

Mr. Foster continued, “While demand for research models was slower than expected at the beginning of the year, we believe that trends will improve as we progress through 2013. As a result, we continue to expect to achieve our 2013 guidance of 4% to 6% constant-currency sales growth, and non-GAAP earnings per share in a range between $2.80 and $2.90.”

First-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $182.5 million in the first quarter of 2013, a decrease of 0.4% from $183.2 million in the first quarter of 2012. Excluding foreign exchange, which reduced reported sales by 1.4%, RMS sales increased by 1.0%. Higher sales were driven by the Endotoxin and Microbial Detection (EMD) business, which included the acquisition of Accugenix, and the acquisition of Vital River. Sales for research models and research model services declined in the first quarter of 2013 when compared to the prior-year period.

In the first quarter of 2013, the RMS segment’s GAAP operating margin was 30.3% compared to 32.5% for the first quarter of 2012. On a non-GAAP basis, the operating margin decreased to 31.5% from 33.3% in the first quarter of 2012. The non-GAAP operating margin decline was primarily attributable to lower sales volume for research models.

Preclinical Services (PCS)

First-quarter 2013 net sales from continuing operations for the PCS segment were $108.7 million, an increase of 5.8% from $102.8 million in the first quarter of 2012. Foreign currency translation reduced the sales growth rate by 0.2%. PCS sales growth was driven by increased sales to both large biopharmaceutical and mid-tier clients, primarily as a result of continued market share gains.

In the first quarter of 2013, the PCS segment’s GAAP operating margin increased to 7.4% from 4.1% in the first quarter of 2012. On a non-GAAP basis, the operating margin increased to 10.6% from 8.9% in the first quarter of 2012. The non-GAAP operating margin increase was primarily attributable to higher sales of both regulated safety assessment and non-GLP discovery services, as well as a modest improvement in profitability for Biopharmaceutical Services compared to last year’s challenging start.

Stock Repurchase Update

During the first quarter of 2013, the Company repurchased approximately 157,000 shares of its common stock for $6.5 million. As of March 30, 2013, Charles River had $48.4 million remaining on its $750 million stock repurchase authorization.

2013 Guidance

The Company is updating its forward-looking sales guidance to reflect the impact of foreign exchange, which is now expected to reduce reported sales by approximately 1%. The Company is reaffirming its forward-looking earnings per share guidance based on continuing operations for 2013.

2013 GUIDANCE (from continuing operations)	REVISED	PRIOR
Net sales growth, reported	3.0% – 5.0%	4.0% – 6.0%
Negative impact of foreign exchange	Approx. 1%	--
Net sales growth, constant currency	4.0% - 6.0%	4.0% - 6.0%
GAAP EPS estimate	$2.45 - $2.55	$2.45 - $2.55
Amortization of intangible assets related to acquisitions	$0.23	$0.21
Operating losses (1)	$0.05	$0.04
Other items (2)	$0.01	--
Convertible debt accounting	$0.11	$0.10
Non-GAAP EPS estimate	$2.80 - $2.90	$2.80 - $2.90

(1) These costs relate primarily to the Company’s PCS-Massachusetts facility.
(2) Other items include severance related to cost-savings actions and costs associated with the evaluation of acquisitions.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, May 2, at 8:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to businesses we plan to close, consolidate or divest, severance costs associated with our cost-savings actions, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our sales in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting sales on a constant currency basis allows investors to measure our sales growth net of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2013 financial performance including sales, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services, including our expectations for revenue trends for 2013; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and spending trends by our customers; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2013, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 30, 2013	March 31, 2012

Total net sales	$291,238	$285,981
Cost of products sold and services provided	187,027	181,769
Gross margin	104,211	104,212
Selling, general and administrative	57,199	55,977
Amortization of intangibles	4,249	4,495
Operating income	42,763	43,740
Interest income (expense)	(8,183)	(8,250)
Other income (expense)	1,068	(344)
Income from continuing operations before income taxes	35,648	35,146
Provision for income taxes	9,722	8,676
Income from continuing operations, net of tax	25,926	26,470
(Loss) income from discontinued operations, net of tax	(155)	77
Net income	25,771	26,547
Net loss (income) from noncontrolling interests	(193)	(108)
Net income attributable to common shareowners	$25,578	$26,439

Earnings per common share
Basic:
Continuing operations	$0.54	$0.55
Discontinued operations	$-	$-
Net	$0.54	$0.55
Diluted:
Continuing operations	$0.53	$0.54
Discontinued operations	$-	$-
Net	$0.53	$0.54

Weighted average number of common shares outstanding
Basic	47,658,995	48,254,950
Diluted	48,436,049	48,771,743

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	March 30, 2013	December 29, 2012
Assets
Current assets
Cash and cash equivalents	$ 100,422	$ 109,685
Trade receivables, net	213,540	203,001
Inventories	84,959	88,470
Other current assets	92,993	83,601
Current assets of discontinued businesses	705	495
Total current assets	492,619	485,252
Property, plant and equipment, net	707,053	717,020
Goodwill, net	227,082	208,609
Other intangibles, net	95,035	84,922
Deferred tax asset	29,857	38,554
Other assets	48,985	48,659
Long-term assets of discontinued businesses	3,177	3,328
Total assets	$ 1,603,808	$ 1,586,344

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$ 130,851	$ 139,384
Accounts payable	31,277	31,218
Accrued compensation	43,620	46,951
Deferred revenue	53,187	56,422
Accrued liabilities	48,078	45,208
Other current liabilities	21,166	21,262
Current liabilities of discontinued businesses	2,633	1,802
Total current liabilities	330,812	342,247
Long-term debt & capital leases	518,035	527,136
Other long-term liabilities	106,969	104,966
Long-term liabilities of discontinued businesses	8,126	8,795
Total liabilities	963,942	983,144
Non-controlling interests	11,587	2,395
Total equity	628,279	600,805
Total liabilities and equity	$ 1,603,808	$ 1,586,344

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 30, 2013	March 31, 2012
Research Models and Services
Net sales	$182,489	$183,152
Gross margin	80,435	82,196
Gross margin as a % of net sales	44.1%	44.9%
Operating income	55,303	59,467
Operating income as a % of net sales	30.3%	32.5%
Depreciation and amortization	9,873	8,942
Capital expenditures	4,010	12,900

Preclinical Services
Net sales	$108,749	$102,829
Gross margin	23,776	22,016
Gross margin as a % of net sales	21.9%	21.4%
Operating income	8,060	4,174
Operating income as a % of net sales	7.4%	4.1%
Depreciation and amortization	10,137	11,060
Capital expenditures	2,418	1,212

Unallocated Corporate Overhead	$(20,600)	$(19,901)

Total
Net sales	$291,238	$285,981
Gross margin	104,211	104,212
Gross margin as a % of net sales	35.8%	36.4%
Operating income	42,763	43,740
Operating income as a % of net sales	14.7%	15.3%
Depreciation and amortization	20,010	20,002
Capital expenditures	6,428	14,112

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended
	March 30, 2013	March 31, 2012
Research Models and Services
Net sales	$182,489	$183,152
Operating income	55,303	59,467
Operating income as a % of net sales	30.3%	32.5%
Add back:
Amortization of intangible assets related to acquisitions	1,986	1,500
Severance related to cost-savings actions	86	-
Operating losses (2)	158	-
Operating income, excluding specified charges (Non-GAAP)	$57,533	$60,967
Non-GAAP operating income as a % of net sales	31.5%	33.3%

Preclinical Services
Net sales	$108,749	$102,829
Operating income	8,060	4,174
Operating income as a % of net sales	7.4%	4.1%
Add back:
Amortization of intangible assets related to acquisitions	2,262	2,996
Severance related to cost-savings actions	211	911
Operating losses (2)	948	1,054
Operating income, excluding specified charges (Non-GAAP)	$11,481	$9,135
Non-GAAP operating income as a % of net sales	10.6%	8.9%

Unallocated Corporate Overhead	$(20,600)	$(19,901)
Add back:
Costs associated with the evaluation of acquisitions	486	232
Convertible debt accounting	53	53
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(20,061)	$(19,616)

Total
Net sales	$291,238	$285,981
Operating income	42,763	43,740
Operating income as a % of net sales	14.7%	15.3%
Add back:
Amortization of intangible assets related to acquisitions	4,248	4,496
Severance related to cost-savings actions	297	911
Operating losses (2)	1,106	1,054
Costs associated with the evaluation of acquisitions	486	232
Convertible debt accounting	53	53
Operating income, excluding specified charges (Non-GAAP)	$48,953	$50,486
Non-GAAP operating income as a % of net sales	16.8%	17.7%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's PCS-Massachusetts facility.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 30, 2013	March 31, 2012

Net income attributable to common shareholders	$25,578	$26,439
Less: Discontinued operations	155	(77)
Net income from continuing operations	25,733	26,362
Add back:
Amortization of intangible assets related to acquisitions	4,248	4,496
Severance related to cost-savings actions	297	911
Operating losses (2)	1,106	1,362
Costs associated with the evaluation of acquisitions	486	232
Loss on sale of auction rate securities	-	712
Convertible debt accounting, net (3)	3,813	3,497
Tax effect of items above	(2,457)	(3,659)
Net income, excluding specified charges (Non-GAAP)	$33,226	$33,913

Weighted average shares outstanding - Basic	47,658,995	48,254,950
Effect of dilutive securities:
Stock options and contingently issued restricted stock	777,054	516,793
Weighted average shares outstanding - Diluted	48,436,049	48,771,743

Basic earnings per share	$0.54	$0.55
Diluted earnings per share	$0.53	$0.54

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.70	$0.70
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.69	$0.70

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's PCS-Massachusetts facility.

(3) The three months ended March 30, 2013 and March 31, 2012 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,760 and $3,444 and depreciation expense by $53 and $53, respectively.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF NET SALES GROWTH (YEAR-OVER-YEAR) EXCLUDING THE IMPACT OF FOREIGN EXCHANGE (FX)
For the Three Months Ended March 30, 2013

For the three months ended March 30, 2013:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	1.8%	(0.4%)	5.8%
Impact of foreign exchange	(1.0%)	(1.4%)	(0.2%)
Net sales growth, constant currency	2.8%	1.0%	6.0%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Executive Director, Public Relations
amy.cianciaruso@crl.com